CONSENT OF TIM GEORGE, P.E.

The undersigned hereby consent to references to, excerpts from, summaries of, their report(s) and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 and any amendments or supplements thereto filed by i-80 Gold Corp. with the United States Securities and Exchange Commission.

/s/ Tim George
Tim George, P.E., Mine Operations Manager of i-80 Gold Corp. June 21, 2024